                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 3.35

CERTIFICATE
AMENDING OR RESTATING CERTIFICATE
OF INCORPORATION    BY ACTION OF   [ ] INCORPORATORS   [ ] BOARD OF       [X] BOARD OF DIRECTORS       [ ] BOARD OF DIRECTORS
61-38                                                      DIRECTORS          AND SHAREHOLDERS             AND MEMBERS
                                                                              (Stock Corporation)          (Nonstock Corporation)


                                                                                                               For office use only
                                                                                                               -------------------
                                              STATE OF CONNECTICUT                                             ACCOUNT NO.
                                             SECRETARY OF THE STATE
                                                                                                               -------------------
                                                                                                               INITIALS
                                                                                                               (ILLEGIBLE)
                                                                                                               -------------------


===================================================================================================================================
1. NAME OF CORPORATION                                         DATE

Connecticut Coast Fitness Centers, Inc.                        May 1, 1987
-----------------------------------------------------------------------------------------------------------------------------------

2. THE CERTIFICATE OF INCORPORATION IS  [X] A. AMENDED ONLY  [ ] B. AMENDED     [ ] C. RESTATED ONLY BY THE FOLLOWING RESOLUTION
                                                                 AND RESTATED


         See attached Exhibit "A".




3. (Omit if 2.A is checked.)

   (a) THE ABOVE RESOLUTION MERELY RESTATES AND DOES NOT CHANGE THE PROVISIONS OF THE ORIGINAL CERTIFICATE OF INCORPORATION AS SUPPLEMENTED AND AMENDED TO DATE, EXCEPT AS FOLLOWS: (Indicate amendments made, if any; if none, so indicate.)



   (b) OTHER THAN AS INDICATED IN PAR. 3(a), THERE IS NO DISCREPANCY BETWEEN THE PROVISIONS OF THE ORIGINAL CERTIFICATE OF INCORPORATION AS SUPPLEMENTED TO DATE, AND THE PROVISIONS OF THIS CERTIFICATE RESTATING THE CERTIFICATE OF INCORPORATION.

================================================================================
BY ACTION OF INCORPORATORS
--------------------------

[ ] 4. THE ABOVE RESOLUTION WAS ADOPTED BY VOTE OF AT LEAST TWO-THIRDS OF THE INCORPORATORS BEFORE THE ORGANIZATION MEETING OF THE CORPORATION, AND APPROVED IN WRITING BY ALL SUBSCRIBERS, (if any) FOR SHARES OF THE CORPORATION, (or if nonstock corporation, by all applicants for membership entitled to vote, if any.)


We (at least two-thirds of the incorporators) HEREBY DECLARE, under the penalties of false statement, that the statements made in the foregoing certificate are true.


----------------------  ----------------------  --------------------------------
SIGNED                  SIGNED                  SIGNED

----------------------  ----------------------  --------------------------------

                                    APPROVED

       (All subscribers, or, if nonstock corporation, all applicants for membership entitled to vote; if none, so indicate)


----------------------  ----------------------  --------------------------------
SIGNED                  SIGNED                  SIGNED

================================================================================

                                  (Continued)
================================================================================

--------------------------------------------------------------------------------


BY ACTION OF BOARD OF DIRECTORS

[ ] 4. (Omit if 2.C is checked.) The above resolution was adopted by the board of directors acting alone, N/A

 [ ] there being no shareholders or subscribers.   [ ] the board of directors being so authorized  pursu-
                                                       ant to Section 33-341, Conn. G.S. as amended

 [ ] the corporation being a nonstock corporation and having no members and no applicants for membership entitled to vote on such resolution.
-------------------------------------------------------------------------------------------------------------------
5. The number of affirmative votes                        6. The number of directors' votes
   required to adopt such resolution is:                     in favor of the resolution was:
-------------------------------------------------------------------------------------------------------------------
 WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE
 ARE TRUE.
-------------------------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)      NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

-------------------------------------------------------------------------------------------------------------------
SIGNED (President or Vice President)                      SIGNED (Secretary or Assistant Secretary)

-------------------------------------------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND SHAREHOLDERS

[X] 4. The above resolution was adopted by the board of directors and by shareholders.

5. VOTE OF SHAREHOLDERS:

(a) (Use if no shares are required to be voted as a class.)
-------------------------------------------------------------------------------------------------------------------
NUMBER OF SHARES ENTITLED TO VOTE     TOTAL VOTING POWER     VOTE REQUIRED FOR ADOPTION    VOTE FAVORING ADOPTION
      1,000                                 1,000                     666-2/3                     1,000
-------------------------------------------------------------------------------------------------------------------
  (b) (if the shares of any class are entitled to vote as a class, indicate the designation and number of outstanding shares of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)

          N/A


 WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE
 ARE TRUE.
-------------------------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)     NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

 H. Robert Jochem, Vice President                        Michael L. Sklar, Assistant Secretary
-------------------------------------------------------------------------------------------------------------------
 SIGNED (President or Vice President)                    SIGNED (Secretary or Assistant Secretary)

 /s/ H. ROBERT JOCHEM                                    /s/ MICHAEL L. SKLAR
-------------------------------------------------------------------------------------------------------------------
BY ACTION OF BOARD OF DIRECTORS AND MEMBERS

[ ] 4. The above resolution was adopted by the board of directors and by members.  N/A

5. VOTE OF MEMBERS:

(a) (Use if no members are required to be voted as a class.)
-------------------------------------------------------------------------------------------------------------------
NUMBER OF MEMBERS VOTE     TOTAL VOTING POWER     VOTE REQUIRED FOR ADOPTION    VOTE FAVORING ADOPTION

-------------------------------------------------------------------------------------------------------------------
  (b) (if the members of any class are entitled to vote as a class, indicate the designation and number of members of each such class, the voting power thereof, and the vote of each such class for the amendment resolution.)



 WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE
 ARE TRUE.
-------------------------------------------------------------------------------------------------------------------
 NAME OF PRESIDENT OR VICE PRESIDENT (Print or Type)      NAME OF SECRETARY OR ASSISTANT SECRETARY (Print or Type)

-------------------------------------------------------------------------------------------------------------------
SIGNED (President or Vice President)                      SIGNED (Secretary or Assistant Secretary)

===================================================================================================================
FOR OFFICE USE ONLY                               FILING FEE          CERTIFICATION FEE           TOTAL FEES
                                                  $30  90             $20   1,240  20             $172.50
                                                  -----------------------------------------------------------------
                                                  SIGNED (For Secretary of the State)
                                                  [ILLEGIBLE]
                                                  -----------------------------------------------------------------
                                                  CERTIFIED COPY SENT ON (Date)      INITIALS
                                                               CT Corporation System
                                                  -----------------------------------------------------------------
                                                  TO
                                                               Commercial [ILLEGIBLE]
                                                  -----------------------------------------------------------------
                                                  CARD                LIST                 PROOF
                                                               Hartford, CT  06103
===================================================================================================================
61-BG (BACK)

                                   EXHIBIT A

         RESOLVED, that the Articles of Incorporation of the corporation shall be amended to provide for the issuance of Preferred Stock as follows:

         "SECTION 3.

         CAPITAL STOCK

         The aggregate number of shares which this corporation shall have the authority to issue is 10,000. The Corporation shall have the authority to issue shares of Common Stock and Preferred Stock, the maximum number and par value of each to be as follows:

         a.       9,000 number of shares of $100.00 par value Preferred Stock;
                  and

         b.       1,000 shares of $1.00 par value Common Stock.

         SECTION 4.

         Preferences, Limitations and Relative Rights of Shares of Preferred Stock.

         1. ISSUANCE OF PREFERRED SHARES. The aggregate number of Preferred Stock which the corporation may have authority to issue shall be 9,000 shares having a par value of One Hundred Dollars ($100.00) per share.

         2. NO VOTING RIGHTS. No voting rights shall attach to the shares of Preferred Stock.

         3. DIVIDENDS. Each holder of shares of Preferred Stock shall be entitled to receive for each fiscal year of the corporation preferential dividends, payable either in cash or property, out of any assets of the corporation available for dividends pursuant to the Connecticut Stock Corporation Act, at a rate equal to 13-1/2% per annum. Each holder of Preferred Stock shall be entitled to receive the dividends as stated above and no more, which dividends shall be payable annually, semi-annually, or quarterly on such dates as may be determined by the Board of Directors in its sole discretion. Dividends on each share of Preferred Stock shall accumulate from the date of issue of such share, from year to year, until paid so that, as long as any shares of preferred stock are outstanding, if at any time all dividends on the Preferred Stock for all prior dividend periods shall not have been paid, or if all dividends on the Preferred Stock for the then current dividend period shall not have been paid or shall not have been declared with the sum sufficient for the payment thereof set apart, whether or not there shall be assets of the corporation available for payment of such dividends under the laws of the State of Connecticut then:

         (i) No dividends shall be declared or paid on any other distribution ordered or made upon the Common Stock other than dividends payable solely in Common Stock; and

         (ii) No shares of Common Stock of this corporation shall be redeemed, purchased or acquired by this corporation or any subsidiary of this corporation.

         4. Upon liquidation, dissolution, merger or reorganization. In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of record of the outstanding shares of Preferred Stock shall be entitled to be paid One Hundred Dollars ($100.00) for each share of Preferred Stock, plus accumulated dividends thereon up to the date of such liquidation, dissolution, or winding up of this corporation, whether or not this corporation shall have a surplus or earnings available for dividends, and no more. After payment to the holders of the shares of Preferred Stock of the amount payable to them as above set forth, the remaining assets of this corporation shall be payable to and distributed ratably among the holders of record of the shares of Common Stock. If, upon such liquidation, dissolution, or winding up, the assets of the corporation distributable to the holdings of shares of Preferred Stock shall be insufficient to permit the payment to them of the entire amount to which they are entitled to hereunder, the entire assets of this corporation shall be distributed ratably among the holders of the shares of Preferred Stock.

         In the event of any merger or consolidation of this corporation in which this corporation shall not be the surviving entity, or in the event of any recapitalization or reorganization of this corporation, any such transaction must be structured so that the fair market value of the consideration receivable in such transaction by or allocable to the holders of the Preferred Stock shall be equal to the liquidation preference of the Preferred Stock determined in accordance with the preceding paragraph.

         5. REDEMPTION. Preferred Stock may be redeemed or purchased for redemption by this corporation in accordance with the following plan. Unless specifically prohibited by the Connecticut Stock Corporation Act, Preferred Stock may be redeemed at any time at the option of the Board of Directors. In case less than all of the outstanding shares of Preferred Stock are to be redeemed, the Board of Directors shall determine the number of shares to be redeemed and the holder or holders whose shares are to be redeemed. Notice of such redemption shall be mailed to such holder or holders at the address shown on the books of the corporation at least thirty (30) prior to the date fixed for redemption in such notice. The redemption price payable by the corporation shall be One Hundred Dollars ($100.00) per share plus any and all declared or accumulated or unpaid dividends on the data of such redemption and such redemption price shall be paid by the corporation to such holder or holders on the redemption date set forth in the notice of redemption. From and after the date fixed in any such notice as the date for redemption, no further dividends shall be declared or paid on the shares so called for redemption and all rights of the holder or holders thereof as stockholders of the corporation shall cease and terminate, except their right to receive the amount payable on such redemption, unless the corporation shall fail to pay the redemption price on the date fixed for redemption. The corporation may, at any time and unless specifically prohibited by the Connecticut Stock Corporation Act, purchase for retirement from one or more holders thereof is determined by the Board of Directors of the corporation any or all of the shares of outstanding Preferred Stock at a price not to exceed the redemption price stated above. All shares redeemed or purchased may be either cancelled and retired or held by the corporation as treasury shares.

         6. NO PREEMPTIVE RIGHTS. No preferred stockholders of this corporation shall, because his or its ownership of Preferred Stock have any preemptive or other right to purchase, subscribe for or take any part, pro rata or otherwise, of any securities, equity, debt or otherwise, or options, rights or warrants to purchase any such securities issued or sold by this corporation, whether for cash or for property, and whether or not hereafter authorized."

-----------------------------------------------------------------------------------------------------
CONFIRMATION OF FILING                                               STATE OF CONNECTICUT
AND RECEIPT OF FEES                                          OFFICE OF THE SECRETARY OF THE STATE
61-304 REV. 5-80                                          P. O. BOX 846, HARTFORD, CONNECTICUT, 06115

-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
NAME OF CORPORATION

CONNECTICUT COAST FITNESS CENTERS, INC.



-----------------------------------------------------------------------------------------------------
       DOCUMENT FILED                             FILING DATE                   TOTAL FEES PAID
-----------------------------------------------------------------------------------------------------
CERTIFICATE OF INCORPORATION                      19/NOV/1982                       $80.00

-----------------------------------------------------------------------------------------------------

The information shown above pertains to documents filed in this office on account of the corporation indicated. The filing date is the date endorsed on the document pursuant to Section 33-285 or 33-422 of the Connecticut General Statutes. Any questions regarding this filing should be addressed to:

            CORPORATIONS DIVISION, SECRETARY OF THE STATE'S OFFICE,
                   P.O. BOX 846, HARTFORD, CONNECTICUT 06115



[                              ]
 CT CORPORATION SYSTEM
 CRISSEY BENZINGER
 799 MAIN ST
 HARTFORD           CT    06103
[                              ]

CERTIFICATE OF INCORPORATION
STOCK CORPORATION
                                                            For office use only
61-5 REV. 10-69                                             -------------------
                                                            ACCOUNT NO.
                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE         -------------------
                                                            INITIALS

The undersigned incorporator(s) hereby form(s) a corporation under the Stock Corporation Act of the State of Connecticut:

1.  The name of the corporation is Connecticut Coast Fitness Centers, Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

    to own and operate health club facilities and to do any and all acts incidental thereto permitted under the Stock Corporation Act.



(CONN. - 1465 - 10/1/71)                                                  (Over)

                                  (Continued)

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof, are as follows:

    Common    1,000 Authorized    $1.00 Par Value


4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-341, 1959 Supp. Conn. G.S., are as follows:



                            None



5. The minimum amount of stated capital with which the corporation shall commence business is

    One Thousand------------------dollars. (Not less than one thousand dollars)

6.  (7) - Other provisions

           None


Dated at ___________________ this ___________ day of November, 1982

I/WE HEREBY DECLARE, UNDER THE PENALTIES OF FALSE STATEMENT, THAT THE STATEMENTS MADE IN THE FOREGOING CERTIFICATE ARE TRUE.
                  This certificate of incorporation must be signed by one or more incorporators.

----------------------------------------------------------------------------------------------------------------------------
NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR (Print or Type)
1. H. Robert Jochem                       2.                                        3.
----------------------------------------------------------------------------------------------------------------------------
SIGNED (Incorporator)                     SIGNED (Incorporator)                     SIGNED (Incorporator)
1.                                        2.                                        3.
----------------------------------------------------------------------------------------------------------------------------
NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR (Print or Type)      NAME OF INCORPORATOR (Print or Type)
4.                                        5.                                        6.
----------------------------------------------------------------------------------------------------------------------------
SIGNED (Incorporator)                     SIGNED (Incorporator)                     SIGNED (Incorporator)
4.                                        5.                                        6.
----------------------------------------------------------------------------------------------------------------------------
FOR                                                   FRANCHISE FEE      FILING FEE      CERTIFICATION FEE      TOTAL FEES
OFFICE                                                $                  $               $                      $
USE                                                   ----------------------------------------------------------------------
ONLY                                                  SIGNED (For Secretary of the State)

                                                      ----------------------------------------------------------------------
                                                      CERTIFIED COPY SENT ON (Date)      INITIALS

                                                      ----------------------------------------------------------------------
                                                      TO

                                                      ----------------------------------------------------------------------
                                                      CARD                   LIST                PROOF

============================================================================================================================

61-5 (BACK)